Exhibit 99.1

Internal announcement email to employees:

Dear Colleagues,

This morning, we announced that Mallinckrodt and Ocera have entered into an agreement under which Mallinckrodt will acquire all outstanding shares of Ocera common stock at a purchase price of $1.52 per share in cash and potential additional future payments. The boards of directors of both companies unanimously approved the transaction.

Upon completion of the acquisition of Ocera and OCR-002, Mallinckrodt will have expanded and diversified its clinical development pipeline focused on treatments for severe and critical hepatic and renal conditions.

We will hold an all-hands meeting for the Company this morning. Thank you for all that you do and for remaining focused on moving our program forward in order to help patients with severe liver disease.

Warm Regards,

Linda

Forward-Looking Statements

Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and the Company’s beliefs and expectations and statements about the tender offer and Mallinckrodt’s proposed acquisition of the Company, including the timing of and closing conditions to the acquisition, and the potential effects of the acquisition on both Mallinckrodt and the Company are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Forward-looking statements include statements that may relate to Mallinckrodt’s or the Company’s plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements with respect to the Company, see the discussion of risks and uncertainties in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other documents filed by Ocera from time to time with the SEC. The forward- looking statements contained in this report are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Important Information

The tender offer referred to in this document has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Mallinckrodt and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Mallinckrodt and its acquisition subsidiary will cause to be filed a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE COMPANY’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of the Company by accessing Ocera’s website at www.ocerainc.com or upon written request to Ocera Therapeutics, Inc., 555 Twin Dolphin Drive, Suite 615, Redwood City, California 94065. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC.

THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.